UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2025

Q32 Bio Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38433	47-3468154
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 781 999-0232

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	QTTB	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Standard; Transfer of Listing.

On May 19, 2025, Q32 Bio Inc. (“Q32 Bio” or the “Company”) received written notice (the “Notice”) from the listing qualifications staff (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, based on the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 which reported the Company’s stockholders’ equity (deficit) of approximately ($4.0 million), the Company is no longer in compliance with the minimum stockholders’ equity requirement of $2.5 million for continued listing on the Nasdaq Capital Market per Listing Rule 5550(b)(1). Additionally, the Notice also stated that as of May 19, 2025, the Company did not meet the alternatives of market value of listed securities of $35.0 million per Listing Rule 5550(b)(2) or net income from continuing operations of $0.5 million in its most recently completed fiscal year or in two of its three most recently completed fiscal years per Listing Rule 5550(b)(3), and as such, the Company did not comply with the Listing Rule 5550 for continued listing on the Nasdaq Capital Market.

The Company’s stockholders’ equity (deficit) is negatively impacted by the accounting treatment associated with the re-acquisition of bempikibart from Amgen Inc. (“Amgen”) in the fourth quarter of 2023. In 2022, Q32 Bio Operations Inc. (previously named Q32 Bio Inc. and referred to herein as “Legacy Q32”) and Horizon Therapeutics Ireland DAC (“Horizon”) entered into a collaboration and option agreement to develop bempikibart in autoimmune diseases, pursuant to which Legacy Q32 received $55.0 million from Horizon, and Horizon had an option to acquire the bempikibart program at a prespecified price, subject to certain adjustments. In October 2023, Amgen completed its acquisition of Horizon Therapeutics public limited company (“Horizon plc”). Following the closing of Amgen’s acquisition of Horizon plc, Legacy Q32 and Horizon entered into a termination agreement, pursuant to which Horizon’s option to acquire bempikibart was terminated. As a result, the Company retained all initial consideration and development funding received and agreed to pay Horizon regulatory and sales milestone payments of up to an aggregate amount of $75.1 million upon the first achievement of certain regulatory and sales milestones with respect to bempikibart. Currently, $55.0 million is recognized as a liability on the Company’s balance sheet, an amount that will be reduced upon the payments of such milestones.

The Company has 45 calendar days to provide Nasdaq with a plan to achieve and sustain compliance. If Nasdaq accepts the Company’s plan to regain compliance, Nasdaq may grant an extension of up to 180 calendar days from the date of the Notice to evidence compliance. If Nasdaq does not accept the Company’s plan, the Company may request a hearing to present its plan to a Nasdaq Hearings Panel.

The Notice has no immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market, and its common stock will continue to trade on the Nasdaq Capital Market under the symbol “QTTB”. The Company is presently evaluating various courses of action to regain compliance. Q32 Bio intends to submit within the requisite time period a plan to Nasdaq to regain compliance with the stockholders’ equity requirement under Listing Rule 5550(b)(1), but there can be no assurance that Nasdaq will accept the Company’s plan, that the Company will be able to regain compliance with Listing Rule 5550(b)(1) or that the Company will be able meet the continued listing requirements during any compliance period that may be granted by Nasdaq.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended, and other federal securities laws. Any statements contained herein which do not describe historical facts, including, among others, the Company’s beliefs, observations, expectations and assumptions regarding the Company’s compliance with the Nasdaq listing standards, the Company’s plan to regain compliance, Nasdaq’s grant of any relief from delisting, the Company’s accounting analysis or its ability to meet applicable Nasdaq requirements for any such relief, are forward-looking statements, which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Forward-looking statements are based on management’s current beliefs and assumptions, which are subject to risks and uncertainties and are not guarantees of future performance. Such risks and uncertainties include, among others, the risks that the Company’s failure to meet the continued listing requirements of Nasdaq could result in a delisting of its securities, and other risks and uncertainties identified in its periodic, current and other filings with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 and any subsequent filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q32 BIO INC.

Date: May 23, 2025	By:	/s/ Jodie Morrison
	Name:	Jodie Morrison
	Title:	Chief Executive Officer